Exhibit 99.1

Clean Energy Reports 85.1 Million Gallons Delivered and Revenue of $102.4 Million for First Quarter of 2018

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) ("Clean Energy" or the "Company") today announced its operating results for the first quarter of 2018.

The Company delivered 85.1 million gallons in the first quarter of 2018 and 2017. Growth in CNG volumes was offset principally by a reduction in LNG volumes due to the non-renewal of two contracts and RNG volumes for non-vehicle fuel that were included in contracts sold to BP, as noted below.

Revenue for the first quarter of 2018 was $102.4 million, a 14.4% increase from $89.5 million of revenue for the first quarter of 2017. This increase was primarily due to $25.5 million in revenue from the U.S. federal excise tax credits for alternative fuels ("AFTC"). The AFTC, which had previously expired on December 31, 2016, was reinstated on February 9, 2018 to apply to vehicle fuel sales made from January 1, 2017 through December 31, 2017. The increase in revenue was partially offset by a lower effective price per gallon, largely attributable to the effects of the Company's sale of certain assets related to the upstream production portion of its RNG business to BP Products North America Inc. ("BP") at the end of the first quarter of 2017 (the "BP Transaction"), which has resulted in decreased revenue from the sale of certain tradable credits the Company generates by selling CNG, LNG and its Redeem™ RNG vehicle fuel. Station construction revenue decreased between periods, principally due to fewer projects in process in the current period compared to a year ago. Additionally, the combination of our former compressor business (“CEC”) with Landi Renzo's compressor business, SAFE, in the fourth quarter of 2017 resulted in CEC no longer being consolidated in the Company’s financial results and instead being reported as an equity method investment in first quarter of 2018, which also decreased reported revenue in the period.

Andrew J. Littlefair, Clean Energy's President and Chief Executive Officer, stated "Our financial performance in the first quarter was solid, and in line with our expectations, as we believe we are realizing the benefits of optimizing our station network, the Landi Renzo CEC combination and the reinstatement of the AFTC for 2017. We believe our clean natural gas and renewable natural gas for transportation fuel are very attractive solutions to getting to zero emissions now."

On a GAAP basis, net income for the first quarter of 2018 was $12.2 million, or $0.08 per share, compared to net income of $61.1 million, or $0.40 per share, for the first quarter of 2017. The first quarter of 2018 was positively impacted by AFTC revenue of $25.5 million. The first quarter of 2017 was positively affected by gains of $3.2 million and $70.6 million, respectively, from the Company's repurchase of a portion of its outstanding debt at a discount to the face amount and the BP Transaction.

Non-GAAP income per share and Adjusted EBITDA for the first quarter of 2018 was $0.10 and $32.4 million, respectively, which included the AFTC revenue recognized in the period. Non-GAAP income per share and Adjusted EBITDA for the first quarter of 2017 was $0.41 and $80.8 million, respectively, which included the gains from the debt repurchase and the BP Transaction in the period.

Non-GAAP income per share and Adjusted EBITDA are described below and reconciled to GAAP net income and income per share attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company uses non-GAAP financial measures that it calls non-GAAP income per share ("non-GAAP EPS" or "non-GAAP income per share") and adjusted EBITDA ("Adjusted EBITDA"). Management presents non-GAAP EPS and Adjusted EBITDA because it believes these measures provide meaningful supplemental information regarding the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management, as management uses these measures to assess the Company’s operating performance and for financial and operational decision-making; (2) these measures exclude the impact of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income, GAAP income per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP EPS

Non-GAAP EPS, which the Company presents as a non-GAAP measure of its performance, is defined as net income attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance, which may obscure trends in a company’s core operating performance. Similarly, the Company's management believes that excluding the non-cash results from equity method investments is useful to investors because the charges are not part of or representative of the core operations of the Company.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP net income attributable to Clean Energy Fuels Corp. to an adjusted net income figure used in the calculation of non-GAAP EPS:

	Three Months Ended March 31,
(in thousands, except share and per-share amounts)	2017	2018
Net Income Attributable to Clean Energy Fuels Corp.	$61,059	$12,222
Stock-Based Compensation	1,910	1,898
Loss from equity method investments	36	1,468
Adjusted Net Income	$63,005	$15,588
Diluted Weighted-Average Common Shares Outstanding	152,972,153	156,643,092
GAAP Income Per Share	$0.40	$0.08
Non-GAAP Income Per Share	$0.41	$0.10

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, and plus (minus) loss (income) from equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in thousands)	2017	2018
Net Income Attributable to Clean Energy Fuels Corp.	$61,059	$12,222
Income Tax Expense (Benefit)	(2,263)	88
Interest Expense	4,911	4,503
Interest Income	(192)	(575)
Depreciation and Amortization	15,317	12,801
Stock-Based Compensation	1,910	1,898
Loss from equity method investments	36	1,468
Adjusted EBITDA	$80,778	$32,405

Definition of "Gallons Delivered"

The Company defines “gallons delivered” as its gallons of renewable natural gas ("RNG"), compressed natural gas ("CNG") and liquefied natural gas ("LNG"), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company's proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three months ended March 31, 2017 and 2018:

	Three Months Ended March 31,
Gallons Delivered (in millions)	2017	2018
CNG	68.5	70.8
RNG (1)	0.6	—
LNG	16.0	14.3
Total	85.1	85.1
(1) Represents RNG sold as non-vehicle fuel,. RNG sold as vehicle fuel is sold under the brand name Redeem™, and is included in this table in the CNG or LNG amounts as applicable based on the form in which it was sold.
Sources of Revenue
The following table represents our sources of revenue for the three months ended March 31, 2017 and 2018:

	Three Months Ended March 31,
Revenue (in Millions)	2017	2018
Volume -Related (1)	$73.6	$67.2
Compressor Sales	6.5	—
Station Construction Sales	9.3	5.8
AFTC	—	25.5
Other	0.1	3.9
Total	$89.5	$102.4
(1) Volume-related revenue primarily consists of sales of CNG, LNG and RNG fuel, performance of operations and maintenance services, and sales of certain tradable credits the Company generates by selling CNG, LNG and its Redeem™ RNG vehicle fuel.
Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Sunday, June 10, 2018, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13678852. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about, among other things, the Company's expectations regarding volume growth and other aspects of its performance in 2018; the level of acceptance of the Company’s products and services, including in the market opportunity and perceptions of the Company’s solutions; the impact on the Company’s performance and financial condition of various actions taken in recent periods to implement certain of its strategic plans; the market’s perception of these actions and strategic plans; and the Company’s overall financial and strategic position.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, other vehicle fuels, and heavy-duty trucks and other vehicles and engines powered by these fuels, including overall levels of and volatility in these factors; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate of any such adoption; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of advances or improvements in non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments and particularly in light of increasing competition from new entrants in these markets, expanded programs by existing competitors, or other factors; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG station network; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business, repayment of its debt obligations (whether at or before their due dates) or other expenditures; the availability of environmental, tax and other government regulations, programs and incentives, such as AFTC, that promote natural gas or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor of these vehicles or vehicle fuels over natural gas; changes to federal, state or local greenhouse gas emissions regulations or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; the Company’s ability to manage and grow its RNG business after the sale of the upstream production portion of this business, including its ability to continue to receive revenue from sales of certain tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Quarterly Report on Form 10-Q, filed on May 10, 2018 with the Securities and Exchange Commission (www.sec.gov), contains additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Manager of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2017	March 31, 2018
Assets
Current assets:
Cash, cash equivalents and restricted cash	$37,208	$47,096
Short-term investments	141,462	128,129
Accounts receivable, net of allowance for doubtful accounts of $1,276 and $1,353 as of December 31, 2017 and March 31, 2018, respectively	63,961	65,687
Other receivables	19,235	53,661
Inventory	35,238	37,792
Prepaid expenses and other current assets	7,793	9,425
Total current assets	304,897	341,790
Land, property and equipment, net	367,305	363,903
Notes receivable and other long-term assets, net	21,397	16,590
Investments in other entities	30,395	28,927
Goodwill	64,328	64,328
Intangible assets, net	3,590	3,217
Total assets	$791,912	$818,755
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$139,699	$140,735
Accounts payable	17,901	20,266
Accrued liabilities	42,268	45,390
Deferred revenue	3,432	9,671
Total current liabilities	203,300	216,062
Long-term portion of debt and capital lease obligations	120,388	125,491
Other long-term liabilities	18,566	16,381
Total liabilities	342,254	357,934
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 151,650,969 shares and 152,514,550 shares at December 31, 2017 and March 31, 2018, respectively	15	15
Additional paid-in capital	1,111,432	1,113,440
Accumulated deficit	(683,570)	(672,641)
Accumulated other comprehensive loss	(887)	(912)
Total Clean Energy Fuels Corp. stockholders’ equity	426,990	439,902
Noncontrolling interest in subsidiary	22,668	20,919
Total stockholders’ equity	449,658	460,821
Total liabilities and stockholders’ equity	$791,912	$818,755

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended March 31,
	2017	2018
Revenue:
Product revenue	$76,229	$92,251
Service revenue	13,262	10,152
Total revenue	89,491	102,403
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	54,597	50,199
Service cost of sales	6,264	4,597
Selling, general and administrative	23,773	18,837
Depreciation and amortization	15,317	12,801
Total operating expenses	99,951	86,434
Operating income (loss)	(10,460)	15,969
Interest expense	(4,911)	(4,503)
Interest income	192	575
Other income (expense), net	(167)	(12)
Loss from equity method investments	(36)	(1,468)
Gain from extinguishment of debt	3,195	—
Gain from sale of certain assets of subsidiary	70,648	—
Income before income taxes	58,461	10,561
Income tax benefit (expense)	2,263	(88)
Net income	60,724	10,473
Loss attributable to noncontrolling interest	335	1,749
Net income attributable to Clean Energy Fuels Corp.	$61,059	$12,222
Income per share:
Basic	$0.41	$0.08
Diluted	$0.40	$0.08
Weighted-average common shares outstanding:
Basic	148,847,503	152,194,695
Diluted	152,972,153	156,643,092